BCSC

British Columbia Securities Commission

Cease Trade Order

Geneva Resources, Inc.

Section 164 of the *Securities Act*, R.S.B.C. 1996, c. 418

¶ 1 Geneva Resources, Inc. (Geneva) is not a reporting issuer in British Columbia.

¶ 2 Geneva's securities are quoted on the OTC Bulletin Board.

¶ 3 In a news release dated May 11, 2007, Geneva announced a letter of intent to acquire a majority interest in two Nigerian exploration properties. In the news release, Geneva announced that an independent survey commissioned by the vendor "confirmed the deposit as Malachite with copper elemental concentration of 51%" and indicated "a large inferred reserve of copper" on the properties.

¶ 4 Geneva disseminated the news release through *Stockwatch* and posted the news release on Geneva's website.

¶ 5 Geneva has not filed a technical report to support the disclosure of reserves on the Nigerian properties as required by section 4.2(1)(j) of National Instrument 43-101 *Standards of Disclosure for Mineral Projects*.

¶ 6 Under section 164(1) of the Act, the Executive Director orders that trading in the securities of Geneva cease until:

1. Geneva files a technical report in the required form, and
2. The Executive Director makes an order under section 171 of the Act revoking this order.

¶ 7 November 29, 2007

Martin Eady, CA
Director
Corporate Finance

Scan No: S-167337-3

Tel: 604 899-6500 Fax: 604 899-6506 Toll Free: 1 800-373-6393 www.bcsc.bc.ca
P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC, Canada V7Y 1L2